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FOR RELEASE:  9:00 AM Tuesday, 04/27/2004
CONTACT:
Irving Smith, CFO
Fountain Powerboat Industries, Inc.
ismith@fountainpowerboats.com
252-975-2000

       FOUNTAIN POWERBOAT INDUSTRIES, INC. REPORTS
                 THIRD QUARTER RESULTS

    SALES UP 24% FROM THIRD QUARTER ENDING 3/31/2003
            OPERATING PROFIT $1 MILLION

      WASHINGTON, NC, APRIL 27, 2004 -- Fountain Powerboat Industries, Inc. (NASDAQ;FPWR), a leading manufacturer of high performance sport boats, fish boats and express cruisers, announces results for the third quarter of fiscal 2004 ending March 31, 2004.
      Net sales for the quarter were $15,790,649, an increase of 24% over sales of $12,783,312 for the third quarter of the previous year. Net income from operations was $1,037,460 for the third quarter. Net earnings were $785,011 or $.16 per share for the third quarter of fiscal 2004.
      Net sales for the first nine months of fiscal 2004 ended March 31, 2004 were $42,037,693 up from net sales of $37,799,524 for the same nine months of fiscal 2003.
      Fountain's order backlog for boats has risen to $33 million. "Our unprecedented backlog is the result of our diversification of our product lines, our aggressive marketing campaign and an improving economy" stated President and CEO, Reginald Fountain, Jr., "and puts us in a strong position for continued success through the remainder of this fiscal year (June 30, 2004) and beyond".

                              ###
Safe Harbor for forward-looking statements:
Except for the historical information contained herein, this press release contains forward-looking statements, including statements containing the words "planned," "expects," "believes," "strategy," "opportunity," "anticipates" and similar words. Such forward-looking statements are subject to known and unknown risks, uncertainties or other factors that may cause the company's actual results to be materially different from historical results or any results expressed or implied by such forward-looking statements. We assume no obligation to update any forward-looking statements to reflect events or circumstances arising after the date hereof. The potential risks and uncertainties which could cause actual growth and results to differ materially include but are not limited to, customer acceptance of the company's services, products and fee structures, the success of the company's brand development efforts, the volatile and competitive nature of the industry, and changes in domestic and international market conditions, and foreign exchange rates. Further information on the factors and risks that could affect Fountain Powerboat Industries, Inc. business, financial condition and results of operations are included under the "Risk Factors" or "Factors Affecting our Operating Results" sections of Fountain Powerboat Industries, Inc. public filings with the Securities and Exchange Commission, available at (http://www.sec.gov).


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                                 FOUNTAIN POWERBOAT INDUSTRIES, INC.
       Condensed Statements of Sales, Expenses, Net Income and Earnings per Share - Unaudited

                                                  For the Quarter Ended     For the Nine Months Ended
                                                 March 31,     March 31,     March 31,     March 31,
                                                    2004          2003          2004          2003

Net Sales                                     $ 15,790,649  $ 12,783,312  $ 42,037,693  $ 37,799,524
Cost of Goods Sold                              12,671,581    10,871,979    34,859,343    31,611,866
                                               ------------  ------------  ------------  ------------
   Gross Margin                                  3,119,068     1,911,333     7,178,350     6,187,658

Selling and Administrative                       2,081,608     1,726,932     5,573,084     4,540,479
                                               ------------  ------------  ------------  ------------
Net Income from Operations                       1,037,460       184,401     1,605,266     1,647,179

Interest, Income Taxes and Other Expenses          252,449       361,802       910,545     1,172,877
                                               ------------  ------------  ------------  ------------
Net Earnings(Loss)                            $    785,011  $   (177,401) $    694,721  $    474,302
                                               ============  ============  ============  ============
Earnings per Share - Basic                    $       0.16  $      (0.04) $       0.14  $       0.10
                                               ============  ============  ============  ============
Earnings per Share - Diluted                  $       0.16  $         N/A $       0.14  $       0.10
                                               ============  ============  ============  ============

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        Condensed Statements of Assets, Liabilities and Stockholders' Equity - Unaudited

                                                               March 31,     March 31,
                                                                  2004          2003
ASSETS
Current Assets
   Cash                                                     $  3,584,625  $     51,903
   Accounts Receivable, net                                    3,585,857     2,565,191
   Inventories, net                                            4,637,734     3,203,670
   Other Current Assets                                        1,455,389     1,622,385
                                                             ------------  ------------
   Total Current Assets                                       13,263,605     7,443,149

Property, Plant and Equipment                                 15,511,440    16,452,440
Other Assets                                                   2,206,635     1,765,664
                                                             ------------  ------------
                                                            $ 30,981,680  $ 25,661,253
                                                             ============  ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
   Accounts Payable                                         $  2,040,775  $  7,032,379
   Other Current Liabilities                                   4,693,290     3,637,640
                                                             ------------  ------------
   Total Current Liabilities                                   6,734,066    10,670,019

Long Term Liabilities                                         19,132,606    10,517,990
Stockholders' Equity                                           5,115,008     4,473,244
                                                             ------------  ------------
                                                            $ 30,981,680  $ 25,661,253
                                                             ============  ============

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